                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                             FORM 8-K




          Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  December 16, 1996




                       Paragon Group, Inc.
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          (Exact name of registrant as specified in its
                             charter)




Maryland                                 1-13220                75-2540957
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(State or other jurisdiction of       (Commission File       (I.R.S. Employer
  incorporation or organization)         Number)           Identification No.)


   7557 Rambler Road, Suite 1200, Dallas, Texas                    75231
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   (Address of principal executive offices)                        (Zip Code)


    Registrant's telephone number, including area code:  (214) 891-2000




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    (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

     On December 16, 1996, Paragon Group, Inc. (the "Company") entered into an Agreement and Plan of Merger with Camden Property Trust, a Texas real estate investment trust ("Camden"). Pursuant to the Agreement and Plan of Merger, the Company would merge with and into a wholly-owned subsidiary of Camden and each share of common stock, par value $.01 per share, of the Company would be converted into the right to receive 0.64 shares of common stock of Camden, subject to adjustment in certain limited circumstances. The consummation of the transaction is subject to certain conditions, including shareholder approval. The press release announcing the merger is attached hereto as Exhibit 99.1 and the Agreement and Plan of Merger is attached hereto as Exhibit 99.2.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS

(c)  Exhibits


Exhibit
Number           Exhibit Description

99.1             Press Release dated December 16, 1996.
99.2 Agreement and Plan of Merger, dated as of December 16, 1996, among Camden Property Trust, Camden Subsidiary, Inc. and
                 Paragon Group, Inc.

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

                                     SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  PARAGON GROUP, INC.


Date:  December 16, 1996                By:    /s/ Thomas D. Ferguson
                                           ---------------------------
                                              Thomas D. Ferguson
                                              Chief Financial Officer and
                                              Senior Vice President


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

                                   INDEX TO EXHIBITS


EXHIBIT
NUMBER         EXHIBIT DESCRIPTION PAGE

99.1        Press Release dated December 16, 1996.

99.2      Agreement and Plan of Merger, dated as of December 16,
          1996, among Camden Property Trust, Camden Subsidiary,
          Inc. and Paragon Group, Inc.

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